UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

IMAGISTICS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

	Delaware	1-16449	06-1611068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)			ID Number)

100 Oakview Drive

Trumbull, Connecticut	06611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2005 the Company and Bank of America, N.A. (as successor to Fleet Capital Corporation) (together with its successors and assigns, “Bank of America”), and the other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, as administrative agent (the “Administrative Agent”) for the Lenders with respect to a certain Credit Agreement dated as of November 9, 2001 by and among the Borrower, the Lenders and the Administrative Agent, as previously amended (the “Credit Agreement”), entered into a Seventh Amendment to the Credit Agreement dated as of June 3, 2005 (the “Seventh Amendment”). The Seventh Amendment (i) amends the definition of Permitted Repurchase Amount to increase the dollar amount of the Company’s common stock that may be repurchased by the Company from $108 million to $168 million, (ii) increases the permitted amount of aggregate Acquisition Consideration for all Acquisitions, as such terms are defined in the Credit Agreement, by the Company from $60 million to $100 million, (iii) increases the amount of certain categories of Indebtedness and Contingent Obligations, as such terms are described in the Credit Agreement, that may be incurred by the Company from $5 million to $15 million and (iv) decreases the amount that the Company must have the ability to borrow as revolving loans under the Credit Agreement following the consummation of a permitted stock repurchase from $30 million to $20 million.

Item 2.02 Results of Operations and Financial Condition.

On June 15, 2005 Imagistics International Inc. (the “Company”) issued a press release announcing a restatement of its financial results for the first quarter of 2005 as a result of an error in the application of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R) as it relates to the recognition of share-based compensation expense for stock option and restricted stock awards granted to retirement eligible employees upon the date of grant. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or

Completed Interim Review.

(a)   On June 15, 2005, the Company’s management, in consultation with and with the concurrence of the Audit Committee of the Board of Directors, determined that the previously issued financial statements for the first quarter of 2005 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 should not be relied upon and that the Company would restate such financial statements by filing an amendment to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company expects to file the amended Quarterly Report on Form 10-Q very shortly. The Company and the Audit Committee discussed this matter with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Company discovered an error in the calculation of share-based compensation expense in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” related to the recognition of share-based compensation expense for awards subject to acceleration of vesting for retirement eligible employees. Prior to the adoption of SFAS No. 123(R), the Company accounted for share-based compensation expense under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” and followed the accepted practice of recognizing share-based compensation expense over the explicit vesting period. SFAS No. 123(R) requires the immediate recognition at the grant date of the full share-based compensation expense for grants to retirement eligible employees as the explicit vesting period is non-substantive. Upon adoption of SFAS No. 123(R) on January 1, 2005, the Company continued to follow the practice of recognizing share-based compensation expense over the explicit service period in error. The error resulted in a $1.1 million understatement of share-based compensation expense in the quarterly period ended March 31, 2005. The effect of this restatement is to accelerate the non-cash share-based compensation expense of grants made to retirement eligible employees in January 2005 to the first quarter of 2005 rather than recognizing the share-based compensation expense over the explicit three-year vesting period. As a result, income before income taxes was reduced by $1.1 million to $2.6 million, net income was reduced by $0.6 million to $1.5 million and both basic and diluted earnings per share were reduced by $0.04 to $0.09 for the quarterly period ended March 31, 2005.

In connection with the restatement, under the direction of our Chief Executive Officer and Chief Financial Officer, we reevaluated our disclosure controls and procedures and identified a material weakness in our internal control over financial reporting with respect to the accounting for share-based compensation expense for the non-substantive vesting period conditions under SFAS No. 123(R). As a result of this material weakness, we concluded that our disclosure controls and procedures were not effective as of March 31, 2005. We are confident that, as of the date of this filing, we have fully remediated the material weakness in our internal control over financial reporting with respect to accounting for share-based compensation expense under SFAS No. 123(R). The remediation actions included enhancing the process used to prepare and review the calculation of share-based compensation expense under the provisions of SFAS No. 123(R) and strengthening our internal process to analyze and interpret new accounting pronouncements and related interpretations.

Item 7.01 Regulation FD Disclosure.

On June 15, 2005 the Company issued a press release announcing that its Board of Directors had authorized a $30 million increase in its authorized stock repurchase program from an aggregate of $108 million to an aggregate of $138 million and disclosing that the Company had exhausted its previous authority of $108 million in early June.

The press release also announces a revision to the Company’s previously issued earnings guidance for the full year 2005, from $1.61-$1.66 per share to $1.58-$1.63 per share, as a result of the restatement discussed in Item 4.02(a) of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Imagistics International Inc. Press Release dated June 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005	IMAGISTICS INTERNATIONAL INC.
(Registrant)

By: /s/MARK S. FLYNN________________
Name:	Mark S. Flynn
Title:	Vice President, General Counsel and
Secretary